                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 1 of 2)
       COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
       -------------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
PRIMARY                                                        1997 (a)      1996
-------                                                       ---------    ---------
Net income (loss)                                             $(204,624)   $  20,534

Deduct: Dividends on convertible preferred stock                 (2,840)        (827)
                                                              ---------    ---------
Net income (loss) applicable to common shares                 $(207,464)   $  19,707
                                                              =========    =========

Applicable Shares for Computation of Income (Loss)
 per Share:
--------------------------------------------------

Weighted average common shares outstanding                      288,382      293,371
Weighted average common equivalent shares arising from:
      Dilutive stock options                                          -        3,836
      Fisher-Price warrants                                           -          986
      Nonvested stock                                                 -          665
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             288,382      298,858
                                                              =========    =========

Income (Loss) Per Common Share:
-------------------------------

Net income (loss) per common share                            $   (0.72)   $    0.07
                                                              =========    =========

(a)  Stock options and Fisher-Price warrants have been excluded from this calculation because their impact is anti-dilutive.

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

                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 2 of 2)
       COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
       -------------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
FULLY DILUTED                                                 1997 (a)     1996 (a)
-------------                                                 ---------    ---------
Net income (loss)                                             $(204,624)   $  20,534

Add: Interest savings, net of tax, applicable to:
     Assumed conversion of 7% convertible subordinated notes        182          182
                                                              ---------    ---------
Net income (loss) applicable to common shares                 $(204,442)   $  20,716
                                                              =========    =========

Applicable Shares for Computation of Income (Loss)
 per Share:
--------------------------------------------------

Weighted average common shares outstanding                      288,382      293,371
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      2,905        3,999
      Assumed conversion of convertible preferred stock          10,493        2,696
      Fisher-Price warrants                                         616          991
      Assumed conversion of 7% convertible subordinated notes       783          783
      Nonvested stock                                                 -          696
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             303,179      302,536
                                                              =========    =========

Income (Loss) Per Common Share:
-------------------------------

Net income (loss) per common share                            $   (0.67)   $    0.07
                                                              =========    =========

(a)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


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